UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 5, 2011
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-00091 (Commission File Number)	43-0337683 (I.R.S. Employer Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the Annual Meeting of Stockholders of Furniture Brands International, Inc. (the “Company”) held on May 5, 2011, the following actions were taken:
•	Election of all eight nominees for director to the Board of Directors;

•	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	The proposal to approve the advisory vote on executive compensation was approved; and

•	The proposal to hold an advisory vote on executive compensation every year was approved.
The final voting results for each of the proposals are as follows:
Proposal 1- Election of eight directors to the Board of Directors.

	For	Against	Abstained	Broker Non-Votes

Ira D. Kaplan	38,179,748	306,706	7,233,515	5,822,777
Ann S. Lieff	37,833,933	652,761	7,233,275	5,822,777
Maureen A. McGuire	37,937,685	549,009	7,233,275	5,822,777
Aubrey B. Patterson	37,031,470	1,455,279	7,233,220	5,822,777
George E. Ross, Ph.D.	38,130,873	355,621	7,233,475	5,822,777
Alan G. Schwartz	38,070,642	415,712	7,233,615	5,822,777
Ralph P. Scozzafava	37,811,941	676,338	7,231,690	5,822,777
James M. Zimmerman	37,960,346	525,808	7,233,815	5,822,777
Proposal 2- Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstained	Broker Non-Votes

44,176,266	75,098	7,291,382	—
Proposal 3- Advisory vote on executive compensation.

For	Against	Abstained	Broker Non-Votes

34,733,499	3,723,762	7,262,708	5,822,777
Proposal 4- Advisory vote on the frequency of the advisory vote on executive compensation.

One Year	Two Years	Three Years	Abstained

42,910,522	73,506	2,713,882	22,059

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2011

Furniture Brands International, Inc. (Registrant)
By:	/s/ Jon D. Botsford
	Name:	Jon D. Botsford
	Title:	General Counsel and Corporate Secretary